Exhibit 99

TI reports 4Q15 and 2015 financial results and shareholder returns

Conference call on TI website at 4:30 p.m. Central time today

www.ti.com/ir

DALLAS (Jan. 27, 2016) – Texas Instruments Incorporated (TI) (NASDAQ: TXN) today reported fourth-quarter revenue of $3.19 billion, net income of $836 million and earnings per share of 80 cents. Earnings per share included 9 cents for two items that were not in the company’s prior guidance for the quarter.

Regarding the company’s performance and returns to shareholders, Rich Templeton, TI’s chairman, president and CEO, made the following comments:

●	“Revenue declined 2 percent from a year ago and was in line with our expectations, even though we experienced slowing demand within a sector of the personal electronics market late in the quarter.
●	“Our combined core businesses of Analog and Embedded Processing performed well in the quarter and comprised 87 percent of fourth-quarter revenue.
●

“Gross margin of 58.5 percent, a new record, reflects the quality of our product portfolio as well as the efficiency of our manufacturing strategy, including the benefit of 300-millimeter Analog production.

●

“Our cash flow from operations once again underscored the strength of our business model. Free cash flow for the trailing 12 months was up 6 percent from a year ago to $3.7 billion. This represents 28.6 percent of revenue, up from 26.9 percent a year ago, and is consistent with our targeted range of 20-30 percent of revenue.

●	“We have returned $4.2 billion to shareholders in the past 12 months through stock repurchases and dividends.
●

“Our strategy to return to shareholders 100 percent of free cash flow plus proceeds from exercises of equity compensation minus net debt retirement reflects our confidence in the long-term sustainability of our business model.

●

“Our balance sheet remains strong with $3.2 billion of cash and short-term investments at the end of the quarter, 82 percent of which was owned by the company’s U.S. entities. Inventory ended the quarter at 115 days.

●

“TI’s first-quarter outlook is for revenue in the range of $2.85 billion to $3.09 billion, and earnings per share between 57 and 67 cents. This outlook includes about a $150 million decline in revenue from a year ago within a sector of the personal electronics market. Aside from this, overall expectations for the remainder of our business are about even with the first quarter of 2015.

●	“For 2016, TI’s annual effective tax rate is expected to be about 30 percent.”

TI also announced its intentions to phase out a small, older manufacturing facility in Greenock, Scotland, over the next three years. Plans are to move production from this facility to more cost-effective 200-millimeter TI fabs in Germany, Japan and Maine.

Free cash flow is a non-GAAP financial measure. Free cash flow is cash flow from operations less capital expenditures.

Earnings summary

Amounts are in millions of dollars, except per-share amounts.

	4Q15	4Q14	Change
Revenue	$3,189	$3,269	-2%
Operating profit	$1,142	$1,100	4%
Net income	$836	$825	1%
Earnings per share	$0.80	$0.76	5%

Earnings per share for the fourth quarter of 2015 included a 9-cent benefit for two items not included in the company’s prior outlook: 5 cents due to a net tax benefit as a result of the reinstatement of the R&D tax credit and 4 cents for Restructuring charges/other, which included gains on sales of assets and a charge for the planned site closure.

Cash generation

Amounts are in millions of dollars.

		Trailing 12 Months
	4Q15	4Q15	4Q14	Change
Cash flow from operations	$1,430	$4,268	$3,892	10%
Capital expenditures	$164	$551	$385	43%
Free cash flow	$1,266	$3,717	$3,507	6%
Free cash flow % of revenue		28.6%	26.9%

Capital expenditures for the past 12 months were 4 percent of revenue. The company’s long-term expectation is about 4 percent.

Cash return

Amounts are in millions of dollars.

		Trailing 12 Months
	4Q15	4Q15	4Q14	Change
Dividends paid	$386	$1,444	$1,323	9%
Stock repurchases	$627	$2,741	$2,831	-3%
Total cash returned	$1,013	$4,185	$4,154	1%

The company’s targeted cash return is 100 percent of free cash flow plus proceeds from exercises of equity compensation minus net debt retirement.

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Income

(Millions of dollars, except share and per-share amounts)

	For Three Months Ended		For Years Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue	$3,189	$3,269	$13,000	$13,045
Cost of revenue (COR)	1,323	1,374	5,440	5,618
Gross profit	1,866	1,895	7,560	7,427
Research and development (R&D)	306	311	1,280	1,358
Selling, general and administrative (SG&A)	405	429	1,748	1,843
Acquisition charges	81	82	329	330
Restructuring charges/other	(68)	(27)	(71)	(51)
Operating profit	1,142	1,100	4,274	3,947
Other income (expense), net (OI&E)	19	9	32	21
Interest and debt expense	22	22	90	94
Income before income taxes	1,139	1,087	4,216	3,874
Provision for income taxes	303	262	1,230	1,053
Net income	$836	$825	$2,986	$2,821

Diluted earnings per common share	$.80	$.76	$2.82	$2.57

Average diluted shares outstanding (millions)	1,027	1,063	1,043	1,080

Cash dividends declared per common share	$.38	$.34	$1.40	$1.24

As a result of accounting rule ASC 260, which requires a portion of Net income to be allocated to unvested restricted stock units (RSUs) on which we pay dividend equivalents, diluted EPS is calculated using the following:

Net income	$836	$825	$2,986	$2,821
Income allocated to RSUs	(12)	(13)	(42)	(43)
Income allocated to common stock for diluted EPS	$824	$812	$2,944	$2,778

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Balance Sheets

(Millions of dollars, except share amounts)

	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$1,000	$1,199
Short-term investments	2,218	2,342
Accounts receivable, net of allowances of ($7) and ($12)	1,165	1,246
Raw materials	109	101
Work in process	846	896
Finished goods	736	787
Inventories	1,691	1,784
Prepaid expenses and other current assets	1,000	850
Total current assets	7,074	7,421
Property, plant and equipment at cost	5,465	6,266
Accumulated depreciation	(2,869)	(3,426)
Property, plant and equipment, net	2,596	2,840
Long-term investments	221	224
Goodwill, net	4,362	4,362
Acquisition-related intangibles, net	1,583	1,902
Deferred income taxes	201	180
Capitalized software licenses, net	46	83
Overfunded retirement plans	85	127
Other assets	62	233
Total assets	$16,230	$17,372

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$1,000	$1,001
Accounts payable	386	437
Accrued compensation	664	651
Income taxes payable	95	71
Accrued expenses and other liabilities	410	498
Total current liabilities	2,555	2,658
Long-term debt	3,120	3,630
Underfunded retirement plans	196	225
Deferred income taxes	37	64
Deferred credits and other liabilities	376	405
Total liabilities	6,284	6,982
Stockholders’ equity:
Preferred stock, $25 par value. Authorized – 10,000,000 shares
Participating cumulative preferred – None issued	—	—
Common stock, $1 par value. Authorized – 2,400,000,000 shares
Shares issued – 1,740,815,939	1,741	1,741
Paid-in capital	1,629	1,368
Retained earnings	31,176	29,653
Treasury common stock at cost
Shares: 2015 – 729,547,527; 2014 – 694,189,127	(24,068)	(21,840)
Accumulated other comprehensive income (loss), net of taxes (AOCI)	(532)	(532)
Total stockholders’ equity	9,946	10,390
Total liabilities and stockholders’ equity	$16,230	$17,372

As of December 31, 2015, we elected to early adopt and retrospectively apply two new accounting standards that require reclassification on our Consolidated Balance Sheets of: (1) deferred income taxes from current to noncurrent accounts, and (2) debt issuance costs from Other assets to Long-term debt. We have reclassified these amounts in the prior periods’ financial statements to conform to the 2015 presentation.

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Millions of dollars)

	For Three Months Ended		For Years Ended
	December 31,		December 31,
	2015	2014	2015	2014
Cash flows from operating activities
Net income	$836	$825	$2,986	$2,821
Adjustments to Net income:
Depreciation	172	211	766	850
Amortization of acquisition-related intangibles	79	80	319	321
Amortization of capitalized software	10	14	48	59
Stock-based compensation	58	60	286	277
Gains on sales of assets	(82)	(29)	(85)	(73)
Deferred income taxes	51	23	(55)	(61)
Increase (decrease) from changes in:
Accounts receivable	318	223	77	(49)
Inventories	80	(33)	93	(53)
Prepaid expenses and other current assets	5	(16)	94	65
Accounts payable and accrued expenses	2	30	(188)	(194)
Accrued compensation	44	38	7	89
Income taxes payable	(10)	9	11	(81)
Changes in funded status of retirement plans	(88)	(131)	(23)	(58)
Other	(45)	(32)	(68)	(21)
Cash flows from operating activities	1,430	1,272	4,268	3,892

Cash flows from investing activities
Capital expenditures	(164)	(125)	(551)	(385)
Proceeds from asset sales	100	96	110	142
Purchases of short-term investments	(1,054)	(937)	(2,767)	(3,107)
Proceeds from short-term investments	437	475	2,892	2,966
Other	6	—	14	7
Cash flows from investing activities	(675)	(491)	(302)	(377)

Cash flows from financing activities
Proceeds from issuance of debt	—	—	498	498
Repayment of debt	—	—	(1,000)	(1,000)
Dividends paid	(386)	(356)	(1,444)	(1,323)
Stock repurchases	(627)	(698)	(2,741)	(2,831)
Proceeds from common stock transactions	110	140	442	616
Excess tax benefit from share-based payments	15	25	83	100
Other	—	1	(3)	(3)
Cash flows from financing activities	(888)	(888)	(4,165)	(3,943)

Net change in Cash and cash equivalents	(133)	(107)	(199)	(428)
Cash and cash equivalents at beginning of period	1,133	1,306	1,199	1,627
Cash and cash equivalents at end of period	$1,000	$1,199	$1,000	$1,199

4Q15 segment results

Amounts are in millions of dollars.

	4Q15	4Q14	Change
Analog:
Revenue	$2,073	$2,123	-2%
Operating profit	$787	$822	-4%
Embedded Processing:
Revenue	$700	$670	4%
Operating profit	$164	$114	44%
Other:
Revenue	$416	$476	-13%
Operating profit*	$191	$164	16%

* Includes Acquisition charges and Restructuring charges/other.

Compared with the year-ago quarter:

Analog: (includes High Volume Analog & Logic, Power Management, High Performance Analog and Silicon Valley Analog)

●	Revenue decreased due to Power Management and High Performance Analog. Silicon Valley Analog also declined while High Volume Analog & Logic grew.
●	Operating profit decreased due to lower revenue and associated gross profit.

Embedded Processing: (includes Microcontrollers, Processors and Connectivity)

●	Revenue increased due to Connectivity and Microcontrollers. Processors declined.
●	Operating profit increased due to lower operating expenses as well as higher revenue and associated gross profit.

Other: (includes DLP® products, calculators, custom ASIC products and royalties)

●	Revenue declined due to custom ASIC products and DLP products.
●	Operating profit increased primarily due to Restructuring charges/other, partially offset by lower gross profit.

Year 2015 segment results

Amounts are in millions of dollars.

	2015	2014	Change
Analog:
Revenue	$8,339	$8,104	3%
Operating profit	$3,048	$2,786	9%
Embedded Processing:
Revenue	$2,787	$2,740	2%
Operating profit	$596	$384	55%
Other:
Revenue	$1,874	$2,201	-15%
Operating profit*	$630	$777	-19%

* Includes Acquisition charges and Restructuring charges/other.

Compared with the prior year:

●

Analog revenue increased primarily due to High Volume Analog & Logic. Power Management and Silicon Valley Analog also grew and High Performance Analog declined. Operating profit increased due to higher revenue and associated gross profit, and lower manufacturing costs.

●	Embedded Processing revenue increased due to Connectivity and Microcontrollers, which together offset a decline in Processors. Operating profit increased primarily due to lower operating expenses.
●	Other revenue declined primarily due to custom ASIC products. Revenue from DLP products also declined. Operating profit declined primarily due to lower revenue and associated gross profit.

Non-GAAP financial information

This release includes references to free cash flow and ratios based on that measure. These are financial measures that were not prepared in accordance with GAAP. Free cash flow was calculated by subtracting Capital expenditures from the most directly comparable GAAP measure, Cash flows from operating activities (also referred to as cash flow from operations).

The company believes that free cash flow and the associated ratios provide insight into its liquidity, its cash-generating capability and the amount of cash potentially available to return to investors, as well as insight into its financial performance. These non-GAAP measures are supplemental to the comparable GAAP measures.

Reconciliation to the most directly comparable GAAP-based measures is provided in the table below.

Amounts are in millions of dollars.

	For Years Ended
	December 31,
	2015	2014	Change
Cash flow from operations (GAAP)	$4,268	$3,892	10%
Capital expenditures	(551)	(385)
Free cash flow (non-GAAP)	$3,717	$3,507	6%

Revenue	$13,000	$13,045

Cash flow from operations as a percent of revenue (GAAP)	32.8%	29.8%
Free cash flow as a percent of revenue (non-GAAP)	28.6%	26.9%

# # #

Notice regarding forward-looking statements

This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as TI or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe TI’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of TI or its management:

●	Market demand for semiconductors, particularly in markets such as personal electronics and communications equipment;
●

TI’s ability to maintain or improve profit margins, including its ability to utilize its manufacturing facilities at sufficient levels to cover its fixed operating costs, in an intensely competitive and cyclical industry;

●	TI’s ability to develop, manufacture and market innovative products in a rapidly changing technological environment;
●	TI’s ability to compete in products and prices in an intensely competitive industry;
●	TI’s ability to maintain and enforce a strong intellectual property portfolio and obtain needed licenses from third parties;
●	Expiration of license agreements between TI and its patent licensees, and market conditions reducing royalty payments to TI;
●

Economic, social and political conditions in the countries in which TI, its customers or its suppliers operate, including security risks, health conditions, possible disruptions in transportation, communications and information technology networks and fluctuations in foreign currency exchange rates;

●	Natural events such as health epidemics, severe weather and earthquakes in the locations in which TI, its customers or its suppliers operate;
●	Availability and cost of raw materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;
●

Changes in the tax rate applicable to TI as the result of changes in tax law, the jurisdictions in which profits are determined to be earned and taxed, the outcome of tax audits and the ability to realize deferred tax assets;

●

Compliance with or changes in the complex laws, rules and regulations to which TI is or may become subject, or actions of enforcement authorities, that restrict our ability to manufacture our products or operate our business, or subject us to fines, penalties, or other legal liability;

●	Losses or curtailments of purchases from key customers and the timing and amount of distributor and other customer inventory adjustments;
●	Financial difficulties of our distributors or their promotion of competing product lines to TI’s detriment;
●	A loss suffered by a customer or distributor of TI with respect to TI-consigned inventory;
●	Customer demand that differs from our forecasts;
●	The financial impact of inadequate or excess TI inventory that results from demand that differs from projections;
●	Impairments of our non-financial assets;
●	Product liability or warranty claims, claims based on epidemic or delivery failure, recalls by TI customers for a product containing a TI part or other legal proceedings;
●	TI’s ability to recruit and retain skilled personnel;
●	Timely implementation of new manufacturing technologies and installation of manufacturing equipment, and the ability to obtain needed third-party foundry and assembly/test subcontract services;
●	TI’s obligation to make principal and interest payments on its debt;
●

TI’s ability to successfully integrate and realize opportunities for growth from acquisitions, and our ability to realize our expectations regarding the amount and timing of restructuring charges and associated cost savings; and

●	Breaches of our information technology systems or those of our customers or suppliers.

For a more detailed discussion of these factors, see the Risk Factors discussion in Item 1A of TI’s Form 10-K for the year ended December 31, 2014. The forward-looking statements included in this release are made only as of the date of this release. TI undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or risks. If we do update any forward-looking statement, you should not infer that we will make additional updates with respect to that statement or any other forward-looking statement.

About Texas Instruments

Texas Instruments Incorporated (TI) is a global semiconductor design and manufacturing company that develops analog ICs and embedded processors. By employing the world’s brightest minds, TI creates innovations that shape the future of technology. TI is helping more than 100,000 customers transform the future, today. Learn more at www.ti.com.

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